UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.         Entry into a Material Definitive Agreement.

On September 6, 2006, our indirect subsidiary Bruker AXS GmbH (“BAXS”) acquired all of the capital stock of Quantron GmbH, an optical emission spectrometry company based in Kleve, Germany (“Quantron”), in accordance with the terms of a stock purchase agreement, executed on September 6, 2006, by and among BAXS, Quantron, and the stockholders of Quantron (the “Sellers”) (the “Stock Purchase Agreement”).  In accordance with the Stock Purchase Agreement, at the closing, BAXS paid an aggregate of €5.10 million of consideration to the Sellers, of which approximately €4.08 million was paid in cash and approximately €1.03 million was paid in the issuance of an aggregate of 202,223 restricted unregistered shares of Bruker BioSciences Corporation (the “Company”) common stock, par value $0.01 per share, to Quantron’s two largest shareholders, Mr. Friedhoff and Mr. Schulte.

As a result of the acquisition, Quantron became a wholly-owned subsidiary of BAXS.  In connection with the acquisition, BAXS assumed approximately €0.6 million of Quantron’s debt.  Pursuant to the earn-out provisions of the Stock Purchase Agreement, up to an aggregate of €3.80 million of additional cash consideration may be paid the Sellers based on the performance of Quantron in the following periods:  July 1, 2006 to June 30, 2007, July 1, 2007 to June 30, 2008, and July 1, 2008 to June 30, 2009.  In accordance with the terms of the Stock Purchase Agreement, Mr. Friedhoff will receive an additional payment of €1.10 million at the end of fiscal year 2007.  Other than the Stock Purchase Agreement and the transactions contemplated thereby, there is no relationship between BAXS and its affiliates and any other party to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the terms and conditions of the Stock Purchase Agreement, which will be filed by the Company as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2006.  A copy of the press release issued by the Company on September 8, 2006, regarding the completion of the acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.         Unregistered Sales of Equity Securities

Pursuant to the Stock Purchase Agreement described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the Company issued an aggregate of 202,223 restricted unregistered shares of the Company’s common stock to Quantron’s two largest shareholders.  The issuance of these securities was in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Based upon the small number of holders of Quantron capital stock receiving restricted shares of the Company’s common stock, their financial position and sophistication and the absence of any general solicitation, the transaction was determined not to involve any public offering.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed with this report:

Exhibit No.           Description of Exhibit

    99.1                         Press Release dated September 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: September 12, 2006	By:	/s/ Frank H. Laukien
Frank H. Laukien, Ph.D Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name

99.1	Press Release dated September 8, 2006.